HOWELL CORPORATION
                1111 Fannin, Suite 1500
                Houston, Texas 77002




March 25, 1998


Dear Shareholder:

   You are cordially invited to attend the Annual Meeting of Shareholders to be held on Wednesday, April 29, 1998, at 10:00 a.m., in the tenth floor meeting room of the Howell Corporation Building, 1111 Fannin Street, Houston, Texas 77002.

   The accompanying Notice of Annual Meeting and Proxy Statement describe the formal matters to be acted upon at the meeting. In addition, we will discuss current matters concerning the future of the Company and review the Company's operations during the past year. At the conclusion of the formal meeting, an opportunity will be provided for questions and discussion by the shareholders. A record of the Company's activities for the year 1997 is contained in the Annual Report which accompanies this proxy material.

   Representation of your shares at the meeting is very important. We urge each shareholder, whether or not you now plan to attend the meeting, to promptly date, sign and return the enclosed proxy in the envelope furnished for that purpose. If you do attend the meeting, you may, if you wish, revoke your proxy and vote in person.

   It is always a pleasure to meet with our shareholders, and I personally look forward to seeing as many of you as possible at the Annual Meeting.

                                                Sincerely,







                                                Donald W. Clayton
                                                Chairman of the Board

                             HOWELL CORPORATION
                           1111 Fannin, Suite 1500
                            Houston, Texas 77002



                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                    TO BE HELD WEDNESDAY, APRIL 29, 1998



To the Shareholders of Howell Corporation:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Howell Corporation, a Delaware corporation, will be held in the tenth floor meeting room of the Howell Corporation Building, 1111 Fannin Street, Houston, Texas, on Wednesday, April 29, 1998, at 10:00 a.m. local time, for the following purposes:

      (1) to elect three members to the Board of Directors to serve for a three-year term as Class I Directors;

      (2) to ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending December 31, 1998; and

      (3) to transact such other business as may properly come before the meeting or any adjournments thereof.

   The Board of Directors has fixed the close of business on February 27, 1998, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting. A list of all shareholders entitled to vote is on file at the principal offices of the Company, 1111 Fannin, Suite 1500, Houston, Texas, and will be available for inspection by any shareholder during the meeting.

   So that we may be sure your shares will be voted at the Annual Meeting, please date, sign and return the enclosed proxy promptly. For your convenience, a postpaid return envelope is enclosed for your use in returning your proxy. If you attend the meeting, you may revoke your proxy and vote in person.



                                        By Order of the Board of Directors,







                                        Robert T. Moffett
                                        Vice President,
                                        General Counsel
                                        and Secretary
March 25, 1998

                             HOWELL CORPORATION
                           1111 Fannin, Suite 1500
                            Houston, Texas 77002



                               PROXY STATEMENT

                       ANNUAL MEETING OF SHAREHOLDERS
                               April 29, 1998

Solicitation and Revocability of Proxies

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Howell Corporation ("Company") to be used at the Annual Meeting of Shareholders to be held in the tenth floor meeting room of the Howell Corporation Building, 1111 Fannin Street, Houston, Texas on Wednesday, April 29, 1998, at 10:00 a.m. local time, and at any and all adjournments thereof. This Proxy Statement and the enclosed proxy are being mailed to the shareholders on or about March 26, 1998.

   Unless otherwise indicated thereon, proxies in the accompanying form which are properly executed and duly returned to the Company and which are not revoked will be voted:

      (1) for each of the three nominees for director to serve a three-year term as Class I Directors; and

      (2) for ratification of the appointment of Deloitte & Touche LLP as independent auditors for the Company for the year ending December 31, 1998.

   Shares represented by proxies marked as abstentions on any matter will not be voted on that matter, although they will be counted for quorum purposes; brokers' shares held in "street name" and not voted by them will not be counted in tabulating votes. Votes at the Annual Meeting will be tabulated by an Inspector of Election selected by the Company.

   The Board of Directors is not presently aware of other proposals which may be brought before the Annual Meeting. In the event other proposals are brought before the Annual Meeting, the persons named in the enclosed form of proxy will vote in accordance with what they consider to be the best interests of the Company and its shareholders.

   The cost of soliciting proxies will be borne by the Company. In addition to the Company's solicitation by mail, proxies may be solicited personally or by telephone by the management of the Company. The Company may request brokerage houses or other custodians, nominees and fiduciaries to forward proxies and proxy material to the beneficial owners of the shares held of record by such persons and will reimburse them for their reasonable forwarding expenses.

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised. Proxies may be revoked by filing with the Secretary of the Company written notice of revocation, by executing and delivering a later-dated proxy, or by appearing and voting in person at the meeting.

Voting Securities and Record Date

   The Board of Directors of the Company has fixed the close of business on February 27, 1998, as the Record Date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

   The issued and outstanding voting securities of the Company as of the Record Date consist of 5,464,642 shares of common stock, $1.00 par value per share ("Common Stock"), each of which is entitled to one vote. Shares of Common Stock are not entitled to cumulative voting rights in the election of Directors. The presence in person or by proxy of the holders of a majority of the shares of Common Stock outstanding on the Record Date will be necessary to constitute a quorum at the Annual Meeting.

   Assuming the presence of a quorum of the Common Stock, the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the meeting is required for the election of Directors and for ratification of the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 1998.

   The Company also has issued and outstanding, as of the Record Date, 690,000 shares of $3.50 convertible preferred stock, par value $1.00 per share (the Company's 690,000 shares of Preferred Stock issued in April 1993 of $3.50 convertible preferred stock is referred to as the "Series A Preferred Stock"). The Series A Preferred Stock is not entitled to vote on the items in this proxy.

Item 1.  Election of Directors

   The Company's Board of Directors is divided into three classes, each elected to serve for a term of three years. The Board of Directors, in accordance with the Company's Certificate of Incorporation, has established that there shall be three Class I Directors, three Class II Directors and three Class III Directors.

   The three nominees for Class I Directors are Paul N. Howell, Donald W. Clayton, and Richard K. Hebert. It is the intention of the persons named in the accompanying proxy that proxies will be voted for the election of these three nominees unless otherwise indicated thereon. Each of these persons is now a Director of the Company and is standing for reelection. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected to office and, to the knowledge of the Board of Directors, the nominees intend to serve the entire term for which election is sought. Should any nominee for the office of Director named herein become unable or unwilling to accept nomination or election, the persons named in the proxy will vote for such other person as the Board of Directors may recommend. The Company does not consider security holder nominations.

Directors to be Elected at the Meeting

   Set forth below is certain information regarding each of the three nominees for election as a Director.

                                                                        Director
          Name              Occupation, Experience and Directorships      Since
          ----              ----------------------------------------      -----

Paul N. Howell.......     President and Chief  Executive  Officer from     1955
Age:  79                     1955  through  May  14,  1997.   Formerly
                             Chairman  of the  Board  of  the  Company
                             from 1978 to 1995.  Director  of  Genesis
                             Energy,   L.L.C.   Director  of  Lodestar
                             Logistics Corporation.

Donald W. Clayton....     Chairman and Chief Executive  Officer of the     1997
Age 61                       Company.   From   1993   to   1997,   was
                             co-owner and President of Voyager  Energy
                             Corp.  Formerly  served as President  and
                             Director of Burlington  Resources,  Inc.;
                             and   President   and   Chief   Executive
                             Officer of Meridian Oil,  Inc.   Prior to
                             that, he was a senior executive with Superior Oil Company.

                                                                        Director
          Name              Occupation, Experience and Directorships      Since
          ----              ----------------------------------------      -----

Richard K. Hebert....     President  and Chief  Operating  Officer  of     1997
Age:  46                     the  Company.  From  1993  to  1997,  was
                             co-owner   of   Voyager    Energy   Corp.
                             Formerly   served   as   Executive   Vice
                             President and Chief Operating  Officer of
                             Meridian  Oil,   Inc.,   now   Burlington
                             Resources,  Inc.  Prior to  that,  served
                             in  various  engineering  and  management
                             positions  with  Mobil  Oil  Corporation,
                             Superior    Oil    Company    and   Amoco
                             Production Company.

   The Board of Directors of the Company has unanimously approved the election of the nominees and recommends a vote "FOR" the election of the nominees for Class I directors.

Directors whose Term Extends Beyond the Meeting

   Set forth below is certain information regarding each of the Directors whose term extends beyond the meeting. The Class II Directors with terms expiring in 1999 are Robert M. Ayres, Jr., Ronald E. Hall and Otis A. Singletary. The Class III Directors with terms expiring in 2000 are Walter
M. Mischer, Paul W. Murrill and Jack T. Trotter.

                                                                        Director
          Name              Occupation, Experience and Directorships     Since
          ----              ----------------------------------------      -----
Robert M. Ayres, Jr..     Financial  consultant  for  more  than  five   1991
Age:  71                     years.   Vice  Chancellor  and  President
                             Emeritus,   University   of  the   South.
                             Director:  Rail Tex,  Inc.,  Patoil Corp.
                             and James Avery Craftsman, Inc.

Ronald E. Hall.......     Chairman  of the Board of the  Company  from   1995
Age:  65                     1995  through  May  14,  1997.   Formerly
                             President and Chief Executive  Officer of
                             CITGO Petroleum Corporation,  a refining,
                             marketing and distribution  company, from
                             1985 to  1995.  Director  of  CITGO  from
                             1990   to   1995.   Director   of   Getty
                             Marketing   Company,    Genesis   Energy,
                             L.L.C.     and     Lodestar     Logistics
                             Corporation.

Walter M. Mischer, Sr.    President  and  Chief  Executive  Officer  ,   1983
Age:  75                     Hallmark  Residential  Group Inc., a real
                             estate development  company,  since 1988.
                             Director: Southwest Airlines.

Paul W. Murrill......     Professional  Engineer  for more  than  five   1994
Age:  63                     years.  Chairman,  Piccadilly Cafeterias,
                             Inc.   Chairman   and   Chief   Executive
                             Officer   of   Gulf   States    Utilities
                             Company,  a public utility,  from 1982 to
                             1987.   Director:   Entergy  Corporation,
                             Tidewater,  Inc., Chemfirst  Corporation,
                             Pavillion  Technology,  Inc.,  Piccadilly
                             Cafeterias, Inc. and Zygo, Inc.

Otis A. Singletary...     President  Emeritus,  University of Kentucky   1977(1)
Age:  76                     since 1987.


Jack T. Trotter......     Personal  business  investments  for  thirty   1988
Age:  71                      years.   Director:   Weingarten  Realty,
                              Inc.
___________________________

(1)  Dr. Singletary also served as a Director in 1969.

Compensation of Directors

   Each member of the Board of Directors who is not an employee of the Company receives a $5,000 quarterly retainer fee, plus $1,000 per meeting for attending the meetings of a standing committee, unless the standing committee meets on the same day as the Board of Directors, in which event no fee is paid. Commensurate remuneration is also paid for service on other committees and for special assignments as the occasion arises. Reasonable out-of-pocket expenses incurred by a director in attending board and committee meetings are reimbursed by the Company.

   Messrs. Ayres, Mischer, Murrill, Singletary and Trotter, non-employee members of the Board of Directors who are also members of the Stock Option Committee, all received an option to purchase 10,000 shares of the Common Stock. The option exercise price was the market price of the Common Stock on the date of grant. The option becomes exercisable in increments of 25% of the shares covered by the grant after the lapse of successive periods of one year each. Each of these options has a ten-year term but in case of cessation of the individual's directorship of the Company, an otherwise exercisable option expires after six months.

   Mr.  Ronald E. Hall  received  an option for  50,000  shares of the Common
Stock, with the option exercise price equal to the market price of the Common Stock on the date of the grant. This option is exercisable one year from date of grant. The option has a ten-year term, but should Mr. Hall cease to be a director of the Company, an otherwise exercisable option will expire after two years.

   Mr. Paul N. Howell, for his future service as a Director of the Company, received an option to purchase 10,000 shares of the Common Stock, with the option exercise price equal to the market price of the Common Stock on the date of the grant. The option becomes exercisable in increments of 25% of the shares covered by the grant after the lapse of successive periods of one year each. This option has a ten-year term but in case of cessation of the individual's directorship of the Company, an otherwise exercisable option expires after six months.

   Mr. Richard K. Hebert as a non-employee member of the Board of Directors prior to May 14, 1997, received an option to purchase 10,000 shares of the Common Stock. The option exercise price was the market price of the Common Stock on the date of grant. The option becomes exercisable in increments of 25% of the shares covered by the grant after the lapse of successive periods of one year each. This option has a ten-year term but in case of cessation of the individual's employment in the Company, an otherwise exercisable option expires after six months.

Activities of the Board

   The Board of Directors held fourteen meetings during 1997, of which seven were committee meetings. Each Director attended at least 75% of the meetings of the Board and of any committee of which he was a member.

   The  Board  of   Directors   has   three   standing   committees:   Audit,
Compensation and Nominating, and Stock Option.

   Members of the Audit Committee were Jack T. Trotter and Robert M. Ayres, Jr. The Audit Committee met once in 1997. Functions of the Audit Committee include recommending to the Board of Directors the independent auditors, approving the estimated fees for such services, reviewing the audit reports and making such recommendations to the Board of Directors concerning the audit reports as may be appropriate, meeting with the independent auditors, financial officers of the Company and other members of management to review the results of audits, and evaluating the adequacy of the internal control system of the Company.

   Members of the Compensation and Nominating Committee were Donald W. Clayton, Walter M. Mischer, Sr. and Paul W. Murrill. The Compensation and Nominating Committee met twice in 1997. Functions of the Compensation and Nominating Committee include establishing compensation for the officers of the Company and reviewing all employee benefit programs, including the recommendation of changes in the benefits.

   Members of the Stock Option Committee were Messrs. Ayres, Mischer, Murrill, Singletary and Trotter. The Committee administers the 1988 and 1997 Stock Option Plans and met three times during 1997.

   The Board of Directors created a Special Pricing Committee for the Amoco acquisition which held one meeting during 1997 attended by Messrs. Clayton, Hall and Hebert.

Compensation and Nominating Committee Report on Executive Compensation

   The following report by the Compensation and Nominating Committee to the Board of Directors discusses the factors the Compensation and Nominating Committee considers when determining the salary and bonus of the Chief Executive Officer and other executive officers.

To the Board of Directors:

   As members of the Compensation and Nominating Committee, it is our duty to establish the compensation level of the executive officers, to award bonuses to the executive officers and to approve the Company's benefit plan arrangements.

   The base salary level of the executive officers is recommended to the Compensation and Nominating Committee by the Chief Executive Officer. Factors considered by the Chief Executive Officer are typically subjective, such as his perception of the individual's performance and any planned changes in functional responsibility, and also include such factors as prior year compensation levels and general inflationary considerations. The profitability of the Company and the market value of its stock are not primary considerations in setting executive officer base compensation, although significant changes in these items are subjectively considered. The increase of 4.68% in base compensation for Mr. Paul N. Howell for 1997 was reflective of general inflation. Mr. Howell served as President and Chief Executive Officer until his retirement on May 14, 1997. The yearly base compensation for the new executive officers, Mr. Donald W. Clayton, Mr. Richard K. Hebert and Mr. John E. Brewster, Jr., was $200,000, $200,000 and $115,000, respectively for 1997.

   The Committee awarded bonuses to the executive officers after subjectively considering the profitability of the Company and individual performance. In making such determination, the Committee does not apply any specific criteria. The perquisites and other benefits received are reported in the Summary Compensation Table and are provided primarily pursuant to existing employee benefit programs. The bonuses actually earned by each individual for fiscal 1997 are to be paid in fiscal 1998. Mr. Clayton and Mr. Hebert declined any salary increases or bonuses for 1997.

   Mr. Clayton is the only member of the Compensation and Nominating Committee who is a current officer and employee of the Company. No other member of the Compensation and Nominating Committee is a former or current officer, nor is an employee of the Company or any of its subsidiaries.

   The Committee does not consider security holder nominations.

                                    Compensation and Nominating Committee

                                    Walter M. Mischer, Sr.
                                    Paul W. Murrill
                                    Donald W. Clayton

Stock Option Committee Report on Executive Compensation

   The following report by the Stock Option Committee to the Board of Directors discusses the factors the Stock Option Committee considers when determining the number of shares which will be made subject to stock options granted to the executive officers of the Company.

To the Board of Directors:

   As members of the Stock Option  Committee it is our duty to administer the
Company's  1988  and  1997  Stock  Option  Plans.   Administering  the  plans
includes awarding stock options to the executive officers and key employees.

   Stock options are a component of compensation that is intended to retain executives and to motivate executives to improve stock market performance. The number of options granted to each executive officer was determined by considering position, potential performance and functional responsibilities. The option price was the fair market value of the Company's common stock on the date of the grant.

                                    Stock Option Committee

                                    Robert M. Ayres, Jr.
                                    Walter M. Mischer, Sr.
                                    Paul W. Murrill
                                    Otis A. Singletary
                                    Jack T. Trotter

Compensation of Executive Officers

   Messrs. Donald W. Clayton, Paul N. Howell , Richard K. Hebert, Robert T. Moffett, J. Richard Lisenby and John E. Brewster, Jr. constituted the executive officers of the Company during the fiscal year 1997. Mr. Clayton, Mr. Hebert and Mr. Brewster became executive officers on May 14, 1997. Mr. Howell was an executive officer until his retirement on May 14, 1997. Mr. Moffett became an executive officer on October 30, 1995. Mr. Lisenby became an executive officer on December 2, 1996. The following table summarizes the compensation paid by the Company, for the three fiscal years ended December 31, 1997, to its Chief Executive Officer and to all of its other executive officers. The Company has no restricted stock awards, long-term incentive plans or pension plans.

                                                Summary Compensation Table

                                                    Annual Compensation
                                                --------------------------

                                                                             Long-term
                                                                            Compensation
                                                              Other          Securities       All
                                                              Annual         Underlying      Other
Name & Principal Position         Year   Salary     Bonus  Compensation(1)    Options    Compensation
-------------------------         ----   ------     -----  ------------     ------------ ------------
                                           ($)      ($)         ($)             (#)           ($)

Donald W. Clayton .............   1997   126,515      --       3,795           265,000          --
  Chairman and Chief Executive
  Officer

Paul N. Howell ................   1997   170,917      --       2,227            22,500     127,700(2)
  President and Chief Executive   1996   305,700    83,000     6,000            13,200      78,543
  Officer through May 14, 1997    1995   295,350    58,000     6,000            17,400      67,390

Richard K. Hebert .............   1997   126,515      --       3,795           265,000         350(3)
  President, Chief Operating
  Officer

Robert T. Moffett .............   1997   140,000    40,000     6,000             9,680      11,200(4)
  Vice President, .............   1996   127,000    45,000     6,000             4,400      10,602
  General Counsel and .........   1995   118,281    25,000     6,000             5,500      10,340
  Secretary

J. Richard Lisenby ............   1997   136,000    10,000       --              5,000         940(5)
  Vice President and ..........   1996    11,333     1,000       --              9,000         --
  Chief Financial Officer

John E. Brewster, Jr ..........   1997    72,746    30,000       --             13,800         350(3)
  Vice President, Corporate
  Development & Planning

------------------------

(1)  Other annual compensation is auto allowance.

(2) Represents proceeds from exercise of stock options of $49,062, company contributions of $6,400 to defined contribution plan, $2,133 to a thrift plan, $1,188 to a stock purchase plan, $163 for premiums for term life insurance and $68,754, which is the premium attributable to the term life portion of a split dollar insurance arrangement and the current dollar value of the remainder of the premium paid. The total premium paid in 1997 was $232,184.

(3)  Premium for term life insurance.

(4) Represents Company contributions of $6,400 to defined contribution plan, $2,800 to a thrift plan, $1,400 to a stock purchase plan and $600 for premiums for term life insurance.

(5) Represents contributions of $227 to a thrift plan, $113 to a stock purchase plan and $600 for premiums for term life insurance.

Compensation Pursuant to Plans

   The Company maintains a 1988 stock option plan, which expired in January 1998, for its executive officers, directors and key employees, which was administered by the Stock Option Committee. Under this plan the Company could grant both tax-qualified and nonqualified options to eligible employees and, subject to certain limitations, members of the Board of Directors. An aggregate of 750,000 shares of Common Stock had been reserved for issuance under this plan. The aggregate number of those 750,000 shares that could be granted to members of the Board of Directors was 150,000.

   The Company also maintains a 1997 stock option plan, which expires in 2007, for its executive officers, directors and key employees, which is administered by the Stock Option Committee. Under this plan the Company may grant nonqualified options to eligible employees and, subject to certain limitations, members of the Board of Directors. An aggregate of 538,800 shares of Common Stock has been reserved for issuance under this plan.

   The following table sets forth the options granted to the individuals named in the Summary Compensation Table during the last fiscal year.


                                  Option Grants in Last Fiscal Year

                                          Individual Grants (1)
                         --------------------------------------------------
                         Number of
                         Securities    % of Total                                   Potential Realizable
                         Underlying  Options Granted   Exercise                   Value at Assumed Annual
                          Options    to Employees in    Price    Expiration         Rates of Stock Price
    Name                  Granted         Year        Per Share     Date        Appreciation for Option Term
    ----                  -------    ---------------  ---------  ----------     ----------------------------
                            (#)                         ($/Sh)                       5%               10%
                                                                                     --               ---

Donald W. Clayton ......  265,000          37          $13.1250  05/13/2007     $2,187,374        $5,543,235

Paul N. Howell .........   12,500(2)        2          $15.4375  01/28/2007     $  121,357        $  307,542
                           10,000           1          $18.7500  10/28/2007     $  117,918        $  298,827

Richard K. Hebert ......   10,000           1          $15.4375  01/28/2007     $   97,086        $  246,034
                          255,000          36          $13.1250  05/13/2007     $2,104,832        $5,334,057

Robert T. Moffett ......    4,680           1          $15.4375  01/28/2007     $   45,436        $  115,144
                            5,000           1          $13.1250  05/13/2007     $   41,271        $  104,589

J. Richard Lisenby .....    5,000           1          $13.1250  05/13/2007     $   41,271        $  104,589

John E. Brewster, Jr....   13,800           2          $13.1250  05/13/2007     $  113,909        $  288,667

-----------------------------

(1) Except for the 12,500 shares issued to Mr. Howell on January 27, 1997, options become exercisable in increments of 25% of the shares covered by the grant after the lapse of successive periods of one year each. Each option has a ten-year term, but in case of termination of employment, otherwise exercisable options expire after six months.

(2) Mr. Howell's 12,500 shares, in addition to all previously unexercisable shares, were accelerated to 100% exercisable upon his May 14, 1997, retirement. In addition, the six month expiration clause effected as a result of his retirement was waived by the Company's Board. The options continue to be subject to their original 10 year life. The total options accelerated were 35,125.

   The table below shows the number of shares of Common Stock issued upon the exercise of options by the executive officers in 1997, the value received upon exercise of those options, the number of exercisable and unexercisable options at December 31, 1997 and the value of exercisable and unexercisable options with an option price of less than $175/16 per share, which was the market value of the Company's common stock on December 31, 1997.

                                    Aggregated Option Exercises in Last Fiscal Year
                                                and FY-End Option Values

                                                          Number of           Dollar
                                                          Securities         Value of
                                                          Underlying        Unexercised
                                                          Unexercised        In-the-Money
                                                       Options at Fiscal  Options at Fiscal
                                                           Year End           Year End
                          Shares Acquired       Value    Exercisable/       Exercisable/
   Name                     on Exercise       Realized   Unexercisable      Unexercisable
   ----                   ---------------     --------   -------------      -------------
                                (#)             ($)           (#)                ($)

Donald W. Clayton                 -               -           0/265,000          0/1,109,688


Paul N. Howell                  7,696          49,062   120,830/10,000     730,743/0

Richard K. Hebert                 -               -           0/265,000          0/1,086,563


Robert T. Moffett                 -               -      15,275/17,005      89,055/65,433

J. Richard Lisenby                -               -       2,250/11,750       6,047/39,078


John E. Brewster, Jr.             -               -           0/13,800           0/57,788

Termination Arrangements

   The Company has entered into a Deferred Compensation and Salary Continuation Agreement with Mr. Paul N. Howell. Pursuant to the terms of that Agreement, the Company has contracted to pay Mr. Howell, or his wife if she survives his death, certain annual payments upon his termination of employment for any reason. Those annual payments are $17,500 each year for the years 1991 through 1996, inclusive, and $30,000 each year for the years 1997 through 1999, inclusive. As Mr. Howell's employment with the Company continued through a portion of this period of time, the Company was relieved of its obligation for each annual payment set out above as that year expires. Since Mr. Howell retired on May 14, 1997, the Company will make the annual payments of $30,000 in years 1998 and 1999.


Compensation and Nominating Committee Interlocks and Insider Participation

   The Compensation and Nominating Committee of the Company's Board of Directors is composed of the following: Walter M. Mischer, Sr. and Paul W. Murrill, neither of whom is an employee of the Company; and Donald W. Clayton who is the Chairman and Chief Executive Officer of the Company.

Performance Graph

   Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the Dow Jones Industrial Average and a peer group average for the period of five years commencing December, 31, 1992 and ended December 31, 1997. The peer group average is the Dow Jones Energy Sector Oil Secondary Group Average, which consists of smaller oil companies who do the bulk of their business domestically. The historical stock price performance for the Company's stock shown on the graph below is not necessarily indicative of future stock performance.

               Composite of Five Year Cumulative Total Return*
Howell Corporation Common, Peer Group Average & Dow Jones Industrial Average

                                                     Dow Jones
                            Howell      Peer Group   Industrial
                 Year     Corporation    Average      Average
                 ----     -----------   ----------   ----------
                 1992       100.00       100.00       100.00
                 1993        99.02       110.95       116.95
                 1994       108.35       107.45       122.81
                 1995       132.84       124.31       168.12
                 1996       137.84       153.19       216.46
                 1997       163.46       162.72       270.37

   * Assumes that the value of the investment in Howell Corporation and each indices was $100 on December 31, 1992 and that all dividends were reinvested.

Security Ownership of Management and Certain Beneficial Owners

   The following table sets forth, as of February 1, 1998, the shares of Common Stock beneficially owned by (i) any person who, to the knowledge of the Company, beneficially owns more than 5% of such stock, (ii) each director and nominee for director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group. The Common Stock is the only class of voting securities of the Company currently outstanding. Unless otherwise indicated, each holder in the table below has sole voting and dispositive power with respect to the shares of Common Stock owned by such holder.

                                                   Amount and Nature
Name and Address                                    of Beneficial      Percent
of Beneficial Owner                                   Ownership        of Class
-------------------                                ----------------    --------

Paul N. Howell.....................................     1,239,399 (1)   22.2
Howell Corporation
1111 Fannin, Suite 1500
Houston, Texas 77002

Donald W. Clayton..................................       217,040        4.0
Howell Corporation
1111 Fannin, Suite 1500
Houston, TX  77002

Richard K. Hebert..................................       138,103 (2)    2.5
Howell Corporation
1111 Fannin, Suite 1500
Houston, TX  77002

Robert T. Moffett..................................        23,519 (3)      *
Howell Corporation
1111 Fannin, Suite 1500
Houston, TX  77002

J. Richard Lisenby.................................         2,277 (4)      *
Howell Corporation
1111 Fannin, Suite 1500
Houston, TX  77002

John E. Brewster, Jr...............................        10,395 (5)      *
Howell Corporation
1111 Fannin, Suite 1500
Houston, TX  77002

Robert M. Ayres, Jr................................       182,631 (6)    3.3
5705 Scout Island Cove
Austin, TX  78731

Ronald E. Hall.....................................        50,000 (7)      *
Howell Corporation
1111 Fannin, Suite 1500
Houston, TX  77002

Walter M. Mischer, Sr..............................        20,000 (8)      *
Hallmark Residential Group
2727 North Loop West, Suite 200
Houston, TX  77008

Paul W. Murrill....................................         8,500 (9)      *
206 Sunset Boulevard
Baton Rouge, LA  70808

Otis A. Singletary.................................        15,900 (10)     *
780 Chinoe Rd.
Lexington, KY  40502

(table continued on following page)

                                                  Amount and Nature
Name and Address                                    of Beneficial      Percent
of Beneficial Owner                                   Ownership        of Class
-------------------                               -----------------    --------

Jack T. Trotter....................................        13,000 (11)      *
1000 Louisiana, Suite 3600
Houston, TX  77002

All directors and executive officers as a group
 (12 persons)......................................     1,921,834 (12)   33.7

Dimensional Fund Advisors Inc......................       361,100 (13)    6.6
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

The Guardian Life Insurance Company of America.....       475,500 (14)    8.5
201 Park Avenue South
New York, NY  10003

Ingalls & Snyder...................................       276,133 (15)    5.0
61 Broadway
New York, NY  10006

FBL Investment Advisory Services, Inc..............       742,557 (16)   12.4
5400 University Avenue
West Des Moines, IA  50266

Heartland Advisors, Inc............................       653,700 (17)   12.0
790 North Milwaukee Street
Milwaukee, WI  53202

Equitable Companies, Inc...........................       527,078 (18)    9.7
787 Seventh Avenue
New York, NY 10019

Forest Investment Management LLC/ADV...............       443,029 (19)    8.1
53 Forest Avenue
Old Greenwich, CT  06870

Wellington Management Company, LLP.................       496,500 (20)    9.1
75 State Street
Boston, MA  02109

Bradley N. Howell..................................       281,988 (21)    5.2
Lodestar Logistics Corporation
1111 Fannin, Suite 1500
Houston, TX 77002

*  Less than 1%.
---------------------------

(1) Includes 120,830 shares which Mr. Paul N. Howell has the right to acquire within 60 days pursuant to certain options and 44,500 shares which are owned by the Howell Foundation, as to which Mr. Howell shares voting and dispositive power.

(2) Includes 2,500 shares which Mr. Hebert has the right to acquire within 60 days pursuant to certain options.

(3) Includes 20,195 shares which Mr. Moffett has the right to acquire within 60 days pursuant to certain options.

(4) Includes 2,250 shares which Mr. Lisenby has the right to acquire within 60 days pursuant to certain options.

(5) Includes 400 shares held by Mr. Brewster as custodian for minor children, as to which he exercises both voting and dispositive power.

(6) Includes 5,250 shares owned by the Shield-Ayres Foundation, as to which Mr. Ayres disclaims both voting and dispositive power, and 12,490 shares held by Mr. Ayres' wife, as to which he disclaims both voting and dispositive power. Includes 1,515 shares of common stock which Mr. Ayres has the right to receive within 60 days should he elect to convert the 500 shares of series A Prefered Stock held by him. Also includes 10,000 shares which Mr. Ayres has the right to acquire within 60 days pursuant to certain options.

(7) Includes 50,000 shares which Mr. Hall has the right to acquire within 60 days pursuant to certain options.

(8) Includes 10,000 shares which Mr. Mischer has the right to acquire within 60 days pursuant to certain options.

(9) Includes 7,500 shares which Dr. Murrill has the right to acquire within 60 days pursuant to certain options.

(10) Includes 15,000 shares held by Dr. Singletary directly, as to which he exercises both voting and dispositive power, 600 shares held by Dr. and Mrs. Singletary, as to which Dr. Singletary shares voting and dispositive power, and 300 shares held by Dr. Singletary as custodian for minor children, as to which he exercises both voting and dispositive power.

(11) Includes 10,000 shares which Mr. Trotter has the right to acquire within 60 days pursuant to certain options.

(12) Includes 234,790 shares which the Company's directors and executive officers have the right to acquire within 60 days pursuant to the exercise of certain options and the conversion of shares of Series A Preferred Stock.

(13) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 361,100 shares of Howell Corporation stock as of December 31, 1997, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(14) According to Amendment No. 1 to Schedule 13G filed by The Guardian Life Insurance Company of America ("Guardian") with the Commission, shares are beneficially owned by a group comprised of Guardian and certain of its affiliates, including Guardian Investor Services Corporation, a wholly-owned subsidiary and registered investment advisor. The group shares voting rights and dispositive power over all such shares. Shares beneficially owned include 151,500 shares of Common Stock which the group has the right to receive within 60 days should it elect to convert the 50,000 shares of Series A Preferred Stock held by it.

(15) Includes 28,861 shares of Common Stock which Ingalls & Snyder has the right to receive within 60 days should it elect to convert the 9,525 shares of Series A Preferred Stock held by it. Ingalls & Snyder is registered as a broker or dealer with the Commission. Based on its Amendment No. 4 to
     Schedule 13G filed with the Commission, Ingalls & Snyder has sole voting power with respect to 7,200 of the shares of Common Stock owned beneficially and sole dispositive power over all of the shares of Common Stock owned beneficially.

(16) Includes 511,570 shares of Common Stock which FBL Investment Advisory Services, Inc., has the right to receive within 60 days should it elect to convert the 168,835 shares of Series A Preferred held by it. FBL Investment Advisory Services, Inc., is registered as an investment adviser with the Commission. Based on its Schedule 13G filed with the Commission, FBL Investment Advisory Services, Inc., has sole voting and dispositive power over all such shares.

(17) According to Schedule 13G filed by Heartland Advisors, Inc. ("Heartland") with the Commission, Heartland is a registered investment advisor. Heartland has sole voting power over 611,100 of the shares of Common Stock owned beneficially and sole dispositive power over all the shares of Common Stock owned beneficially.

(18) According to Schedule 13G filed by Equitable Companies, Inc. ("Equitable") with the Commission, shares are beneficially owned by a group comprised of Equitable and certain of its affiliates, including Alliance Capital Management, L.P., acquired solely for investment purposes on behalf of client discretionary investment advisory accounts, Donaldson, Lufkin and Jenerette Securities Coporation held for investment purposes; and Wood, Strughers & Winthrop Management Corporation, acquired solely for investment purposes on behalf of client discretionary investment advisory accounts. The group shares sole voting power over 486,778 of the shares of Common Stock owned beneficially and sole dispositive power over all of the shares of Common Stock owned beneficially.

(19) According to Schedule 13G filed by Forest Investment Management LLC/ADV, ("Forest") with the Commission, Forest is a registered investment advisor. Forest has sole voting and dispositive power over all of Common Stock owned beneficially.

(20) According to Schedule 13G filed by Wellington Management Company, L.L.P., ("Wellington") with the Commission, Wellington is a registered investment advisor. Wellington has sole voting and dispositive power over all of Common Stock owned beneficially.

(21) Of these, 35,705 shares are held by Bradley N. Howell as custodian for minor children, as to which he exercises both voting and dispositive power; 139,546 shares are held in trust for minor children and for himself, as to which he shares voting and dispositive power; and 14,456 shares are held by Bradley N. Howell's wife, as to which he disclaims both voting and dispositive power.


Certain Transactions

   Mr. Paul N. Howell and Mr. Ronald E. Hall are employed by the Company as consultants, and are paid an annual consulting fee of $60,000 and $32,000, respectively. Mr. Hall also receives a yearly auto allowance of $6,000. The Board of Directors reviews these agreements on an annual basis.

   On October 2, 1997, the Company acquired Voyager Energy Corp. for 352,638 shares of Common Stock of the Company in a tax-free reorganization. The shares issued by the Company in the merger represent, in the aggregate, approximately 6.5% of the Company's common stock outstanding after completion of the transaction. Mr. Donald W. Clayton, Mr. Richard K. Hebert and Mr. John E. Brewster, Jr. received 207,040, 135,603 and 9,995 shares respectively. The Company assumed approximately $1.3 million in Voyager indebtedness as a result of the merger.

   On December 31, 1996, the Company sold the stock of Howell Transportation Services, Inc. (HTS) to its President, Bradley N. Howell, a 6.1% shareholder of Howell Corporation and a son of Paul N. Howell, President and Chief
Executive Officer of Howell Corporation before his May 14, 1997, retirement. The sale occurred after the crude oil trucking assets of HTS were sold to Genesis Crude Oil, L.P. Prior to the sale, the Company obtained a fairness opinion from the investment banking firm of The GulfStar Group, Inc.

   In 1990, the Company commenced paying the premiums on an insurance policy pursuant to a Split Dollar Life Insurance Agreement entered into between the Company and the trustees of certain trusts established by Paul N. Howell and his wife. The life insurance policy is a joint and last survivor policy on the lives of Paul N. Howell and his wife. Pursuant to the terms of the agreement, upon the first to occur of: (1) the death of the last insured,
(2) the surrender of the policy, or (3) the passing of one year after the policy is paid up, the Company is entitled to be paid the net cash value of the policy before any proceeds from the policies are paid to the trustees named in the agreement. Because the net cash value of the policy is expected to be almost as much as the cumulative premiums paid over the life of the Agreement, the effect of the premium payments on the Company's earnings is not expected to be material.

   The Company has entered into a Deferred Compensation and Salary Continuation Agreement with Paul N. Howell. Pursuant to the terms of that Agreement, the Company has contracted to pay Mr. Howell, or his wife if she survives his death, certain annual payments upon his termination of employment for any reason. Those annual payments are $17,500 each year for the years 1991 through 1996, inclusive, and $30,000 each year for the years 1997 through 1999, inclusive. As Mr. Howell's employment with the Company continued through a portion of this period of time, the Company was relieved of its obligation for each annual payment set out above as that year expires. Since Mr. Howell retired on May 14, 1997, the Company will make the annual payments of $30,000 in years 1998 and 1999.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

   To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, all section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with during the fiscal year ended December 31, 1997.

Item 2.  Ratification of Appointment of Independent Auditors

   Deloitte & Touche LLP has been appointed by the Board of Directors as independent auditors of the Company and its subsidiaries for the fiscal year ending December 31, 1998. This appointment is being presented to the shareholders for ratification. Deloitte & Touche LLP served the Company as independent auditor for the fiscal year ended December 31, 1997. Although the Company is not required to obtain shareholder ratification of the appointment of the independent auditors for the Company for the fiscal year ended December 31, 1998, the Company has elected to do so.

   Representatives of Deloitte & Touche LLP will be present at the Annual Meeting. While they do not plan to make a statement at the meeting, such representatives will be available to respond to appropriate questions from shareholders and will be free to make a statement if they so desire.

   In the event that the shareholders do not ratify the appointment of Deloitte & Touche LLP as the independent auditor of the Company, the Board of Directors will consider the retention of other independent auditors.

   The Board of Directors of the Company has unanimously approved Deloitte & Touche LLP as the independent auditors for the Company for the fiscal year ended December 31, 1998 and recommends a vote "FOR" the ratification of the appointment of Deloitte & Touche LLP as independent auditors for the Company for such fiscal year.

Shareholders' Proposals for 1999 Annual Meeting

   Proposals of shareholders of the Company which are intended to be included in the Company's Proxy Statement and proxy relating to the 1999 Annual Meeting of the Company must be received at the Company's principal executive offices no later than November 27, 1998. Such proposals must be in conformity with all applicable legal provisions, including Rule 14a-8 of the General Rules and Regulations under the Securities Exchange Act of 1934.

Other Business

   The Board of Directors of the Company does not know of any other matters which are to be presented for action at the meeting. However, if any other matters properly come before the meeting, it is intended that the enclosed proxy will be voted in accordance with the recommendation of the Board of Directors.




                                   By Order of the Board of Directors,







                                   Donald W. Clayton
                                   Chairman of the Board

Houston, Texas
March 25, 1998

                        COMMON SHAREHOLDER'S PROXY

                            HOWELL CORPORATION

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Paul N. Howell and Otis A. Singletary, and each of them, as proxies, each with full power of substitution, to represent and vote as designated below all shares of Common Stock of Howell Corporation ("Company") held of record by the undersigned on February 27, 1998, at the Annual Meeting of Shareholders to be held on April 29, 1998, or any adjournments thereof:


                   (Continued and to be signed on other side)

A [X]  Please mark your
       votes as in this
       example.


(1) ELECTION OF THREE CLASS I DIRECTORS:      WITHHOLD AUTHORITY to vote for all
    FOR all nominees listed below  |_|        nominees listed below |_|

    (INSTRUCTION: To withhold authority to vote for any individual nominee strike through the nominee's name below.)

    Paul N. Howell     Donald W. Clayton     Richard K. Hebert

(2) PROPOSAL TO RATIFY THE APPOINTMENT of Deloitte & Touche LLP as independent auditors for the Company:

    FOR |_|           AGAINST |_|          ABSTAIN |_|

(3) Discretionary authority to vote on other business that may properly come before the meeting.

    This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted for Proposals 1 and 2 above.

PLEASE MARK, SIGN, DATE AND RE-TURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


Signature________________________________________


Signature________________________________________
               Signature, if held jointly

DATED:  ____________________, 1998


Note:Please sign exactly as name appears  hereon.  When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.